Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Aimmune Therapeutics, Inc.:

We consent to the use of our report in the registration statement (No. 333-205501) on Form S-1, included therein and incorporated by reference herein and to the reference to our firm under the heading “Experts”.

/s/ KPMG LLP

San Francisco, California

August 5, 2015